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                                 AMENDMENT NO. 1
                                       TO
                        REAL ESTATE ACQUISITION AGREEMENT

          AMENDMENT NO. 1 TO REAL ESTATE ACQUISITION AGREEMENT, dated as of June 13, 1997 (this "AMENDMENT"), by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP" and, together with AIMCO, the "BUYERS"), Demeter Holdings Corporation, a Massachusetts corporation ("DEMETER"), Phemus Corporation, a Massachusetts corporation ("PHEMUS"), Capricorn Investors, L.P., a Delaware limited partnership ("CAPRICORN"), J. Roderick Heller, III, an individual ("HELLER"), and NHP Partners Two LLC, a Delaware limited liability company ("PARTNERS TWO LLC" and, together with Demeter, Phemus, Capricorn and Heller, the "SELLERS"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to them in the Real Estate Acquisition Agreement, dated as of May 22, 1997
(the "ACQUISITION AGREEMENT"), by and among the Buyers and the Sellers.

          WHEREAS, the parties hereto desire to amend the Acquisition Agreement to extend the date for exercise of the Buyers' Property Put Right for certain assets and to extend the date for exercise of the HPI Put Right.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. AMENDMENT OF SECTION 5.15(b). Section 5.15(b) of the Acquisition Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) The Buyer's Property Put Right may be exercised, at any time or from time to time, (1) no later than July 16, 1997, with respect to (A) the 1% general partnership interest and 15.715% limited partnership interest in each of Lakehaven Associates One and Lakehaven Associates Two, or (B) the .01% limited partnership interest in River Loft Apartments Limited Partnership, and the 0.9% general partnership interest, the 0.1% general partnership interest and the 4% limited partnership interest in River Loft Associates, and (2) no later than June 16, 1997, with respect to any other assets, in each case, by AIMCO's delivery of a written notice to the Sellers specifying (i) the assets that are requested to be repurchased by the

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     Sellers pursuant to the Buyers' Property Put Right, (ii) the basis on which the Buyers are entitled to exercise the Buyers' Property Put Right, and
     (iii) the date and time at which the closing (the "BUYERS' PROPERTY PUT CLOSING") of the repurchase of such assets is to occur. The date of the Buyers' Property Put Closing shall be at least 30 days after the date
     (the "Notice Date") such notice is given; provided, however, that if (x) it is not possible for the Sellers to cure, at least 5 Business Days prior to the 30th day after the Notice Date, the breach, liability or defect that entitles the Buyers to exercise the Buyers' Property Put Right, or (y)
     AIMCO determines, in its reasonable discretion, that it is necessary to consummate the Buyers' Property Put Closing earlier in order to avoid jeopardizing AIMCO's REIT Status, then the date of the Buyers' Property Put Closing may be on an earlier date, but not earlier than 5 Business Days after the Notice Date."

          2. AMENDMENT OF SECTION 5.16(b). Section 5.16(b) of the Acquisition Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) The HPI Put Right may be exercised, no later than July 16, 1997, by AIMCO's delivery of a written notice to the Sellers specifying the date and time (which shall be at least five Business Days after such notice is given) at which the closing (the "HPI PUT CLOSING") of the sale of HPI Stock required by the exercise of the HPI Put Right is to occur."

          3. GOVERNING LAW. This Amendment and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

          4.   ENTIRE AGREEMENT.   This Amendment, together with the Acquisition
Agreement, including the exhibits and schedules attached thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, including the Letter Agreement, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.


                                       2

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          5.   ACQUISITION AGREEMENT IN FULL FORCE.  Except as expressly
modified hereby, the Acquisition Agreement remains in full force and effect.

          6. MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Amendment shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Amendment shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          7. SEVERABILITY. Any provision or part of this Amendment which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

          8. COUNTERPARTS. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          9. NEGOTIATION OF AMENDMENT. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Amendment and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Amendment and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Amendment against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Amendment shall be interpreted in a reasonable manner to effect the intentions of the parties and this Amendment.

[SIGNATURE PAGES FOLLOW]


                                       3

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                       APARTMENT INVESTMENT
                                       AND MANAGEMENT COMPANY


                                       By: /s/ PETER KOMPANIEZ
                                          ------------------------------------
                                          Name: Peter Kompaniez
                                          Its: Vice Chairman



                                       AIMCO PROPERTIES, L.P.

                                       By: AIMCO-GP, Inc.,
                                           its general partner


                                       By:  /s/ PETER KOMPANIEZ
                                          ------------------------------------
                                          Name: Peter Kompaniez
                                          Its: Vice President



                                       DEMETER HOLDINGS CORPORATION


                                       By: /s/ MICHAEL R. EISENSON
                                          ------------------------------------
                                          Name: Michael R. Eisenson
                                          Its: Authorized Signatory


                                       By: /s/ TIM R. PALMER
                                          ------------------------------------
                                          Name: Tim R. Palmer
                                          Its: Authorized Signatory

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                                       PHEMUS CORPORATION


                                       By: /s/ MICHAEL R. EISENSON
                                          ------------------------------------
                                          Name: Michael R. Eisenson
                                          Its: Authorized Signatory


                                       By: /s/ TIM R. PALMER
                                          ------------------------------------
                                          Name: Tim R. Palmer
                                          Its: Authorized Signatory



                                       CAPRICORN INVESTORS, L.P.

                                       By: Capricorn Holdings, G.P.,
                                           its General Partner

                                       By: Winokur Holdings, Inc.,
                                           its General Partner


                                       By: /s/ HERBERT S. WINOKUR, JR.
                                          ------------------------------------
                                          Name: Herbert S. Winokur, Jr.
                                          Its: President


                                          /s/ J. RODERICK HELLER, III
                                          ------------------------------------
                                          J. Roderick Heller, III


                                       NHP PARTNERS TWO LLC


                                       By: /s/ MICHAEL R. EISENSON
                                          ------------------------------------
                                          Name: Michael R. Eisenson
                                          Its: Authorized Signatory